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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

COMPANY                                                   JURISDICTION / STATE
                                                          OF INCORPORATION

Team, Inc.                                                Texas

    TeamCam Limited                                       Trinidad, West Indies

    Team Industrial Services, Ltd.                        United Kingdom

    Teaminc. Europe                                       The Netherlands

    Team Investment, Inc.                                 Delaware

    Team Facilities & Services, L.P.                      Texas

        Team Industrial Services, Inc. (formerly
        Team Environmental Services, Inc.)                Texas

        Leak Repairs, Inc.                                Delaware

        First American Capital Corporation                Texas

    Team Industrial Services (Cayman), Inc.               Cayman Islands

    Team Industrial Services Asia Pte. Ltd.               Singapore

    Climax Portable Machine Tools, Inc.                   Oregon

    X-Ray Inspection Services, Inc.                       Louisiana